Exhibit 10.31

Non-Employee Director Form

[ ]

23ANDME HOLDING CO. 2021 INCENTIVE EQUITY PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of [ ] (the “Date of Grant”), is delivered by 23andMe Holding Co. (the “Company”) to [ ] (the “Participant”).

RECITALS

The 23andMe Holding Co. 2021 Incentive Equity Plan (the “Plan”) provides for the grant of restricted stock units in accordance with the terms and conditions of the Plan. The Committee has decided to make this grant of restricted stock units as an inducement for the Participant to promote the best interests of the Company and its stockholders. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.
Grant of Stock Units. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant [ ] restricted stock units, subject to the restrictions set forth below and in the Plan (the “Stock Units”). Each Stock Unit represents the right of the Participant to receive a share of Class A common stock of the Company (“Company Stock”), if and when the specified conditions are met in Section 3 below, and on the applicable payment date set forth in Section 5 below.
2.
Stock Unit Account. Stock Units represent hypothetical shares of Company Stock, and not actual shares of stock. The Company shall establish and maintain a Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of Stock Units granted to the Participant. No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Stock Units recorded in the Stock Unit account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Stock Unit account established for the Participant.
3.
Vesting.
(a)
The Stock Units shall become vested with respect to 100% of the Stock Units on the earlier of the first anniversary of the Date of Grant or the date of the annual meeting of the Company’s stockholders for the year following the year of grant (the “Vesting Date”), provided that the Participant continues to provide service to the Company from the Date of Grant until the Vesting Date.
(b)
The vesting of the Stock Units shall be cumulative, but shall not exceed 100% of the Stock Units. In the event of a Change of Control before all of the Stock Units vest in accordance with Section 3(a) above, 100% of the Stock Units shall be vested as of the date of the Change of Control.

4.
Termination of Stock Units. If the Participant ceases to provide service to the Company for any reason before all of the Stock Units vest, any unvested Stock Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of service. No payment shall be made with respect to any unvested Stock Units that terminate as described in this Section 4.
5.
Payment of Stock Units and Tax Withholding.
(a)
If the Stock Units vest, the Company shall issue to the Participant one share of Company Stock for each vested Stock Unit. Payment of any Stock Units that vest shall be made within 30 days after the Vesting Date; provided, that if the Participant elects in accordance with the terms of the 23andMe Holding Co. RSU Conversion and Deferral Program for Directors (the “Program”) to defer the issuance of shares, then shares of Company Stock with respect to any RSUs subject to such election shall be issued to the Participant as and when provided under the terms of the Program and the Participant’s election.
(b)
All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. The Participant shall be required to provide for the payment of any federal, state, local or other taxes with respect to the Stock Units.
(c)
The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of shares, if any, to the Participant pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state, municipality or other country having jurisdiction thereof.
6.
No Stockholder Rights; Dividend Equivalents. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock represented by Stock Units, including voting or dividend rights, until shares have been issued upon settlement of Stock Units. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Stock Units. Notwithstanding the foregoing, the Committee may grant to the Participant Dividend Equivalents on the shares underlying the Stock Units prior to the Vesting Date, which shall be credited to the Stock Unit account for the Participant and will be paid or distributed in in accordance with this Agreement, the Plan and the Program (where applicable).
7.
Grant Subject to Plan and Program Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the Stock Units are subject to the provisions of the Plan and the Program, to interpretations, regulations and determinations concerning the Plan and the Program established from time to time by the Committee in accordance with the provisions of the Plan and the Program, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan and the Program, and its decisions shall be conclusive as to any questions arising hereunder.
8.
No Service or Other Rights. The grant of the Stock Units shall not confer upon the Participant any right to be retained by or in the service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s service at any time.
9.
Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Stock Units or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Stock Units by notice to the Participant, and the Stock Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.
10.
Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.
11.
Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the records of the Company. Any notice shall be delivered by hand or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.
12.
Recoupment Policy. The Participant agrees that, subject to the requirements of applicable law, the Stock Units, and the right to receive and retain any Company Stock covered by this Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback” or similar policy of the Company in effect on the Date of Grant or that may be established thereafter.
13.
Application of Section 409A of the Code. This Agreement will in all respects be construed and administered in accordance with Section 409A of the Code. If the Stock Units constitute “deferred compensation” under Section 409A of the Code and the Stock Units become vested and settled upon the Participant’s separation from service, payment with respect to the Stock Units shall be delayed for a period of six months after the Participant’s separation from service if the Participant is a “specified employee” as defined under Section 409A of the Code at the time of such separation and if required pursuant to Section 409A of the Code. If payment is delayed, the Stock Units shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s separation from service. Payments with respect to the Stock Units may only be paid in a manner and upon an event permitted by Section 409A of the Code, and each payment under the Stock Units shall be treated as a separate payment, and the right to a series of installment payments under the Stock Units shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment, other than in accordance with the terms of a timely deferral election under the Program. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

23ANDME HOLDING CO.

_______________________________________

Name:

Title:

I hereby accept the award of Stock Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby agree that all decisions and determinations of the Committee with respect to the Stock Units shall be final and binding.